PROMISSORY NOTE


$750,000.00                       Minden, Nevada                 August 31, 2003

         FOR VALUE RECEIVED, the undersigned AACC ACQUISITION CORPORATION, INC., a Nevada corporation (the "Maker"), promises to pay to the order of DR. TIMOTHY
E. CLINTON, an individual, at 1639 Rustic Village Road, Forest, Virginia, bearer or assigns (the "Payee") the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00), in lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, payable as stipulated herein. This Promissory Note shall bear interest to accrue at the rate of six percent (6%) per annum.

         All payments under this Promissory Note shall be made without set-off or counterclaim. All payments under this Promissory Note shall be made by certified or bank cashier's check or by wire transfer of immediately available funds to an account designated by the Payee.

         This Promissory Note shall be paid as follows:

         a. Principal in the amount of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000) and accrued interest on this Promissory Note shall be paid on February 29, 2004; and

         b.       Principal in the amount of THREE  HUNDRED  FIFTY  THOUSAND AND
                  NO/100  DOLLARS   ($350,000)  and  accrued  interest  on  this
                  Promissory Note shall be paid on April 30, 2005.

         Interest will be calculated on the unpaid principal balance to the date of each payment. Payments will be credited first to the accrued but unpaid interest, and then to installments of principal in the inverse order of maturity. The Maker shall have the right to prepay any or all of the indebtedness evidenced hereby without premium or penalty.

         It is agreed that time is of the essence of this Promissory Note, and the Maker, endorsers, and guarantors expressly agree that in the Event of Default in the payment of any principal or interest when due, or the occurrence of any Event of Default (as hereinafter defined) the Payee may, without demand, notice of presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, all of which are hereby waived by Maker, endorsers and guarantors, declare the entirety of this Promissory Note immediately due and payable. Upon the occurrence of any Event of Default hereunder, the Payee shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity, law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose upon any and all liens and security interests, if any, securing the indebtedness evidenced hereby. Failure to exercise said option shall not constitute a waiver on the part of the Payee of the right to exercise the same at any other time.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event the entirety of this Promissory
Note is declared due, interest shall accrue at the rate of the lesser of (a) eighteen percent (18%) per annum or (b) the maximum nonusurious rate of interest which may lawfully be charged Maker under the laws of the State of Nevada or United States Federal Government, as applicable, on the principal balance of the Promissory Note remaining unpaid from such time until paid.

          This Promissory Note, all interest accrued or accruing hereon, any late charges, all costs incurred by Payee in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under the Merger Agreement or in connection with any proceeding involving the Payee as a result of any financial accommodation to the Maker, and all reasonable costs and expenses of attorneys and paralegals incurred in any attempts to collect the obligations of the Maker or enforce the rights of the Payee under this Promissory Note (collectively "Indebtedness") are secured by and the Payee is granted a security interest in (i) all property of the Maker from time to time in the possession of the Payee and (ii) all collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by the Maker to or for the benefit of the Payee (collectively "Collateral"). This Promissory Note is secured by a Guaranty of even date herewith made by Kingdom Ventures, Inc. in favor of the Payee ("Guaranty") and a Security Agreement of even date herewith between Kingdom Ventures, Inc. and the Payee ("Security Agreement").

         All rights and remedies available to Payee under this Promissory Note shall be cumulative of and in addition to all other rights and remedies granted to Payee at law or in equity.

         Each of the following shall be an "Event of Default" under this Promissory Note:

                  (i) Maker fails to make any payment to the Payee (whether principal, interest, or otherwise) on the Promissory Note when such payment is due;

                  (ii) Maker fails fully and punctually to perform or comply with any covenant other than the payment of money in this Promissory Note and such failure is not corrected within ten (10) days after notice thereof;

                  (iii) A receiver, liquidator, custodian, or trustee of the Maker, or of any material assets thereof is appointed by court order and such order remains in effect on the ninetieth (90th) day after its entry; or a petition is filed, a case is commenced, or relief is ordered against Maker any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within ninety (90) days of such filing, commencement, or order;

                  (iv) Maker files a petition commencing a case in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition or the commencement of any case against it under any such law;

                  (v) Maker makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, trustee, custodian, or liquidator thereof, or of all or any material portion of its assets;

                  (vi) An event of default occurs under the Guaranty or pursuant to any security agreement relating to this Promissory Note or the Guaranty;

                  (vii) Maker or any guarantor fail to make when due any payments due to Payee or otherwise perform when performance is due and after the expiration of any grace period any obligation under any other agreement between Maker and Payee or such guarantor and Payee;

                  (viii) Maker shall contest the validity or enforceability of this Promissory Note or shall deny that it has any liability hereunder;

                  (ix) Maker fails to maintain its corporate existences, terminates its existence either voluntarily or through forfeiture of its corporate existence, dissolves, liquidates or otherwise ceases to exist; or

                  (x) Maker sells substantially all of its assets or mergers or consolidates with any other entity in a transaction in which the Maker is not the survivor, or there is a Change in Control of the Maker.

         As used herein, the term "Change in Control" means any transaction or event, including without limitation any sale, exchange or issuance of stock or assets, merger, consolidation, combination, share exchange or reorganization as a result of which Kingdom Ventures, Inc., a Nevada corporation, does not continue to own, directly and in the aggregate, at least 80% of (a) the combined voting power of all classes of stock of Maker and (b) the total number of shares of all other classes of the stock of Maker.

The Maker hereby agree to pay all expenses incurred, including any reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Promissory Note is in default and placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy, or any other legal proceedings.

Each maker, surety, endorser and guarantor waives demand, grace, notice, presentment for payment, and protest and agrees and consents that this Promissory Note and the liens securing its payment, if any, may be renewed, and the time of payment extended without notice, and without releasing any of the parties.

         This Promissory Note is to be governed by and construed in accordance with the laws of the State of Nevada. All litigation among the parties hereto with respect to this Promissory Note or any transaction contemplated hereby, shall be conducted in the appropriate federal or state district courts located in the Western District of Virginia.

         The Maker shall have the right to prepay this Promissory Note at any time without premium or penalty, provided that all accrued and unpaid interest through the date of prepayment is also paid, such prepayments to be applied first to accrued and unpaid interest on the principal amount and the balance, if any, to the reduction of principal. Maker's right to prepay this Promissory Note shall not be deemed as a right to receive a release of any of the liens or security interests, if any, securing payment of this Promissory Note.

         It is expressly provided and stipulated that notwithstanding any provision of this Promissory Note or any other instrument evidencing or securing the indebtedness evidenced hereby, in no event shall the aggregate of all interest paid by Maker to the Payee hereunder ever exceed the Maximum
Nonusurious Rate of Interest (as hereinafter defined) which may lawfully be charged Maker under the laws of the State of Nevada or the United States Federal Government, as applicable, on the principal balance of this Promissory Note remaining unpaid. If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Promissory Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the Maximum Nonusurious Rate of Interest which could lawfully have been charged or collected on this Promissory Note, Maker stipulates that: (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest, and any excess shall be credited hereon by the holder hereof (or, if this Promissory Note shall have been paid in full, refunded to Maker); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term of such indebtedness, all interest at any time contracted for, charged, or received from Maker in connection with such indebtedness, and any excess shall be canceled, credited or refunded as set forth in (a) herein. The "Maximum Nonusurious Rate of Interest" which may be charged as herein contemplated shall be the indicated rate ceiling from time to time in effect pursuant to the applicable provisions of the laws of the State of Nevada; provided, however, that Payee may also rely on any alternative Maximum Nonusurious Rate of Interest provided by other applicable laws if such other rates are higher than that allowed by the applicable provisions of the laws of the State of Nevada.

         This Promissory Note may be transferred or assigned, in whole or in part, by any Payee or subsequent holder at any time. The term Payee as used herein shall include any future holder of this Note, hereinafter provided. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns. This Note may be transferred (by endorsement by the holder hereof executing the form of assignment attached as Appendix A hereto) and delivered in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Any person in possession of this Note properly endorsed is authorized to represent themselves as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value. Each prior taker or owner waives and renounces all of his equities or rights in this Note in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

         THIS NOTE, THE MERGER AGREEMENT, THE SECURITY AGREEMENT, GUARANTY AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN MAKERS AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKERS AND PAYEE.



                                AACC ACQUISITON CORPORATION, INC.

                                By:
                                   ------------------------------------
                                   John Jackson, President